Exhibit 99.2

Investor Relations Contact:

Alexandra Geller

Cornerstone OnDemand

Phone: 310-752-1870

Email: ageller@csod.com

Media Contact:

Deaira Irons

Cornerstone OnDemand

Phone: 310-752-0164

Email: dirons@csod.com

Cornerstone OnDemand Announces $300 Million Strategic Investment

Led by Silver Lake to Accelerate Next Phase of Growth

The investment by Silver Lake and LinkedIn helps position Cornerstone for profitable growth and margin expansion; board of directors also authorizes $100 million share repurchase program

SANTA MONICA, Calif. – November 8, 2017 - Cornerstone OnDemand (NASDAQ: CSOD), a global leader in cloud-based learning and human capital management software, today announced that Silver Lake, the global leader in technology investing, together with LinkedIn, will make a $300 million strategic investment in Cornerstone. Cornerstone intends to use the proceeds of the new investment to fund growth initiatives and manage its capital structure, including repaying existing convertible debt and repurchasing common shares.

In connection with this investment, Cornerstone is launching a three-part strategic plan:

•	Sharpening its focus on recurring revenue growth;

•	More aggressively driving operating margins and free cash flow;

•	And leveraging its leadership position in global learning to expand its presence in e-learning content.

“We believe that executing our strategic plan, with the backing of Silver Lake and LinkedIn, is the best way to maximize shareholder value. We came to this determination after a comprehensive review of strategic alternatives, led by a committee of independent directors, during which we evaluated both solicited and unsolicited interest in the company,” said Adam Miller, founder and CEO of Cornerstone OnDemand. “This investment constitutes a vote of confidence in our future, an affirmation of the work we have done to build our business and, most important, a validation of the tremendous opportunities we see ahead. As we execute on our plan, we look forward to driving significant value for all of our shareholders.”

Effective at closing, Cornerstone will expand its board of directors from eight to 10 members and appoint Joe Osnoss, managing director of Silver Lake, to the board. An additional independent director, to be nominated by Silver Lake and approved by Cornerstone’s board of directors, will be appointed at a later date.

Mr. Miller added, “Joe brings extensive industry knowledge and operational expertise in managing and advising leading technology businesses. We will benefit from Joe’s insights and contributions as we work to enhance shareholder value.”

“Cornerstone is a world-class cloud software company that is a pioneer and clear market leader in human capital management. We look forward to partnering with the company as it implements its strategy and pursues its next phase of growth,” said Mr. Osnoss.

Silver Lake, together with LinkedIn, will purchase $300 million aggregate principal amount of 5.75 percent convertible notes due July 2021, with a conversion price of $42.00 per share. Cornerstone expects to complete the sale of the notes by the end of the fiscal year, subject to customary closing conditions. Additional information regarding the investment will be included in a Form 8-K that will be filed with the Securities and Exchange Commission.

“The investment by Silver Lake and LinkedIn endorses and supports our long-term strategy and will enable us to repay our existing convertible debt next year while maintaining a very strong balance sheet for the future,” said Brian Swartz, chief financial officer of Cornerstone OnDemand.

The board of directors has authorized a $100 million share repurchase program. The program is expected to be executed from time to time over the next two years.

Today, the company also announced the results of its fiscal third quarter 2017.

Centerview Partners and Goldman Sachs are acting as financial advisors to Cornerstone, and Goodwin Procter is serving as Cornerstone’s legal advisor in the transaction.

Simpson Thacher & Bartlett LLP is serving as Silver Lake’s legal advisor in the transaction.

Director Biography

Joe Osnoss is a managing director based in the New York office of Silver Lake, which he joined in 2002. From 2010 to 2014, he was based in London, where he helped oversee the firm’s activities in EMEA. He serves on the boards of several software, services and transaction processing companies, including Cast & Crew, Cegid, Global Blue and Sabre Corporation. He also is closely involved with Silver Lake’s investment in Red Ventures and previously served on the boards of Interactive Data Corporation, Mercury Payment Systems and Virtu Financial. Mr. Osnoss graduated summa cum laude from Harvard College, with an A.B. in Applied Mathematics and a citation in French language. He also has served as visiting professor of finance at the London School of Economics.

About Silver Lake

Silver Lake is the global leader in technology investing, with about $39 billion in combined assets under management and committed capital and a team of approximately 100 investment and value creation professionals located in Silicon Valley, New York, London, Hong Kong and Tokyo. Silver Lake’s portfolio of investments collectively generates more than $140 billion of revenue annually and employs more than 300,000 people globally. The firm’s current portfolio includes leading technology and technology-enabled businesses such as Alibaba Group, BlackLine, Broadcom Limited, Carbon, Cast & Crew, Dell Technologies, Endeavor, Fanatics, Global Blue, GoDaddy, Motorola Solutions, Quorum, Red Ventures, Sabre, SolarWinds, Symantec, Talend, Tesla, and Unity. For more information about Silver Lake and its entire portfolio, please visit www.silverlake.com.

About Cornerstone OnDemand

Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based learning and human capital management software. The company is pioneering solutions to help organizations realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning, people administration and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.

Based in Santa Monica, California, the company’s solutions are used by more than 3,100 clients worldwide, spanning more than 33.5 million users across 192 countries and 43 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the Company’s business strategy, plans and objectives for future operations, the investment by Silver Lake, together with LinkedIn, and the use of the proceeds and benefits thereof, the expected election of a director, and the share repurchase program and the factors that will impact the amount and timing of purchases, if any, thereunder, are forward-looking statements that involve a number of uncertainties and risks. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, which are described in reports and documents the company files from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Except to the extent required by applicable law, the company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.